UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    May 18, 2009

PROSPECT ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	005-83363	26-0508760
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9130 Galleria Court, Suite 318, Naples, Florida		34109
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code        (239) 254-4481

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on February 10, 2009, Prospect Acquisition Corp. (the “Company”) received a deficiency letter from NYSE Amex LLC (the “Exchange”) indicating that the staff of the Exchange’s Corporate Compliance Department (the “Staff”) has determined that the Company is not in compliance with Section 704 of the Exchange’s Company Guide, one of the Exchange’s continuing listing standards, because the Company failed to hold an annual meeting of its stockholders during 2008.  The Company was given the opportunity to submit a plan to the Exchange by March 10, 2009, advising the Exchange of actions to be taken, to bring the Company into compliance with Section 704 of the Company Guide (the “Plan”) by August 11, 2009.  The Exchange notified the Company in a letter, dated May 4, 2009, that it accepted the Plan previously submitted by the Company and granted the Company an extension until August 11, 2009 to regain compliance with the continuing listing standards of the Exchange.

The Company will be required to provide the Staff with updates in conjunction with the initiatives of the Plan as appropriate or upon the Exchange’s request and the Staff will review the Company periodically for compliance with the Plan during the extension period.  Failure to make progress consistent with the Plan or to regain compliance with the continued listing standards by the end of the extension period could result in the Company being delisted from the Exchange.

On May 18, 2009, the Company issued a press release announcing the receipt of the Exchange’s letter as required by Section 1009 of the Company Guide.  A copy of the press release is included as Exhibit 99.1 to this current report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

99.1	Press release dated May 18, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Prospect Acquisition Corp.
(Registrant)

Date: May 18, 2009
/s/ James J. Cahill
(Signature)

	Name:	James J. Cahill
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press release dated May 18, 2009